Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-278777) on Form S-8 of our report dated February 26, 2025, with respect to the consolidated financial statements of Ibotta, Inc.
/s/ KPMG LLP
Denver, Colorado
February 26, 2025